THE EMPIRE DISTRICT ELECTRIC COMPANY
                               TO
                  HARRIS TRUST AND SAVINGS BANK
                               AND
                    MERCANTILE BANK OF JOPLIN
                                                         Trustees


                       ___________________



              Twenty-Seventh Supplemental Indenture

                    Dated as of June 1, 1995


                       ___________________



    (Supplemental to Indenture dated as of September 1, 1944)


                       ___________________




                           $30,000,000



          First Mortgage Bonds, 7-3/4% Series due 2025

                       TABLE OF CONTENTS1

                                                           PAGE

PARTIES                                                         1
RECITALS                                                        1
FORM OF BOND                                                    2
FORM OF PRINCIPAL TRUSTEE'S CERTIFICATE OF AUTHENTICATION       5
GRANTING CLAUSES                                                6
  SUBSTATIONS AND SWITCHING STATIONS                            6
PROPERTY NOW OWNED OR HEREAFTER ACQUIRED                        6
SUBJECT TO PERMITTED ENCUMBRANCES, LIENS ON
  AFTER-ACQUIRED PROPERTY AND CERTAIN VENDORS' LIENS            7
HABENDUM                                                        7
GRANT IN TRUST                                                  7
DEFEASANCE                                                      7
GENERAL COVENANT                                                7


                            ARTICLE I

        CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
                     7-3/4% SERIES DUE 2025

SECTION 1. New Series of Bonds                                  7
           Bonds to be dated as of authentication date          7
           Record Date                                          7
           Denominations                                        8
           Registrable  and interchangeable, tax  or  government
             charge                                             8
           No service charge on exchange or transfer            8
           Book-entry procedures                                8

SECTION 2. Issue  of Bonds of the New Series  limited
              to $30,000,000. All or a portion  of the
              Bonds of the New Series may be authenticated
              prior  to recording of this Supplemental
              Indenture                                        10


                           ARTICLE II

             REDEMPTION OF BONDS OF THE NEW SERIES

SECTION 1. Rights of Redemption                                10

SECTION 2. Manner and Method of Redemption                     10

SECTION 3. Bondholder agrees to accept payment upon terms of
           this Article                                        10


(1)  This  Table  of  Contents  is not  a  part  of  the  annexed
     Supplemental Indenture as executed.

                          ARTICLE III

        NO SINKING AND IMPROVEMENT FUND FOR BONDS OF THE
                           NEW SERIES

           There shall be no Sinking and Improvement Fund for
           the Bonds of the  New    Series                     10


                           ARTICLE IV

                       DIVIDEND COVENANTS

           Covenants in Section 4.11 of the Original
           Indenture to continue in effect so long as any
           Bonds of the New Series are outstanding             10


                           ARTICLE V

                         THE TRUSTEES

            The  Trustees  accept  the  trusts  created  by
            this Supplemental Indenture and agree to perform the same upon terms set forth in the Original
            Indenture   as   supplemented                      11


                           ARTICLE VI

                    MISCELLANEOUS PROVISIONS

SECTION 1. Provision regarding legal holidays                  11

SECTION  2.  Original  Indenture, as  supplemented  and
             amended, ratified and confirmed                   11

SECTION  3.  This  Supplemental  Indenture  may  be
             executed  in counterparts                         11

SECTION 4. Rights conferred only on holder of bonds,
           Company  and Trustees                               11

TESTIMONIUM                                                    12

SIGNATURES AND SEALS                                           12

ACKNOWLEDGMENTS                                                15

           TWENTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 1, 1995, between The Empire District Electric Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois and having its principal place of business at 111 West Monroe Street, in the City of Chicago, Illinois, and Mercantile Bank of Joplin (successor to The Joplin National Bank and Trust Company), a bank organized and existing under the laws of the State of Missouri and having its principal place of business in the City of Joplin, Missouri (hereinafter sometimes called respectively the "Principal Trustee" and the "Missouri Trustee" and together the "Trustees" and each thereof a "Trustee"), as Trustees, parties of the second part.

            WHEREAS the Company has heretofore executed and delivered to the Trustees its Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 (hereinafter sometimes referred to as the "Original Indenture"), to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder a series of bonds designated as First Mortgage Bonds, 3-1/2% Series due 1969, being the initial series of bonds issued under the Original Indenture; and

            WHEREAS the Company has heretofore executed and delivered to the Trustees twenty-six Supplemental Indentures supplemental to the Original Indenture as follows:

       Title                                   Dated

First Supplemental Indenture               as of June 1, 1946
Second Supplemental Indenture              as of January 1, 1948
Third Supplemental Indenture               as of December 1, 1950
Fourth Supplemental Indenture              as of December 1, 1954
Fifth Supplemental Indenture               as of June 1, 1957
Sixth Supplemental Indenture               as of February 1, 1968
Seventh Supplemental Indenture             as of April 1, 1969
Eighth Supplemental Indenture              as of May 1, 1970
Ninth Supplemental Indenture               as of July 1, 1976
Tenth Supplemental Indenture               as of November 1, 1977
Eleventh Supplemental Indenture            as of August 1, 1978
Twelfth Supplemental Indenture             as of December 1, 1978
Thirteenth Supplemental Indenture          as of November 1, 1979
Fourteenth  Supplemental Indenture          as of  September  15,
1983
Fifteenth Supplemental Indenture           as of October 1, 1988
Sixteenth Supplemental Indenture           as of November 1, 1989
Seventeenth Supplemental Indenture         as of December 1, 1990
Eighteenth Supplemental Indenture          as of July 1, 1992
Nineteenth Supplemental Indenture          as of May 1, 1993
Twentieth Supplemental Indenture           as of June 1, 1993
Twenty-First Supplemental Indenture        as of October 1, 1993
Twenty-Second Supplemental Indenture       as of November 1, 1993
Twenty-Third Supplemental Indenture        as of November 1, 1993
Twenty-Fourth Supplemental Indenture       as of March 1, 1994
Twenty-Fifth Supplemental Indenture        as of November 1, 1994
Twenty-Sixth Supplemental Indenture        as of April 1, 1995

some for the purpose of creating an additional series of bonds and of conveying additional property of the Company, and some for the purpose of modifying or amending provisions of the Original Indenture (the Original Indenture, all said Supplemental
Indentures and this Supplemental Indenture are herein collectively called the "Indenture"); and

           WHEREAS the Company has acquired certain additional property hereinafter described or mentioned and, in compliance with its covenants in the Original Indenture, desires, by this Twenty-Seventh Supplemental Indenture, to evidence the subjection of such additional property to the lien of the Indenture; and

           WHEREAS as provided by the Original Indenture, the Board of Directors of the Company, by resolution, has authorized a new series of bonds, to mature June 1, 2025, and to be designated as "First Mortgage Bonds, 7-3/4% Series due 2025," and has authorized provisions permitted by the Original Indenture in respect of the bonds of said series; and

           WHEREAS the Board of Directors of the Company has authorized the Company to enter into this Twenty-Seventh Supplemental Indenture (herein sometimes referred to as "this Twenty-Seventh Supplemental Indenture" or "this Supplemental Indenture") conveying to the Trustees and subjecting to the lien of the Indenture the property hereinafter described or mentioned, creating and designating the new series of bonds, and specifying the form and provisions of the bonds of said series provided or permitted by the Indenture; and

           WHEREAS the texts of the First Mortgage Bonds,  7-3/4%
Series due 2025, and of the Principal Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms following, respectively:


                         [FORM OF BOND]
                             [FACE]
              THE EMPIRE DISTRICT ELECTRIC COMPANY
                       FIRST MORTGAGE BOND
                     7-3/4% SERIES DUE 2025
                        DUE JUNE 1, 2025


No.                                               $

           THE EMPIRE DISTRICT ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter sometimes called the "Company"), for value received,
hereby  promises to  pay  to                                   or
registered   assigns,  on  June  1,   2025,               Dollars
($       )  at  its  office  or agency in the  City  of  Chicago,
Illinois, and to pay interest thereon at said office or agency at the rate per annum specified in the title hereof from June 7, 1995 or from the most recent interest payment date to which interest has been paid or duly provided for on the bonds of this series, semi-annually on June 1 and December 1 in each year, commencing on December 1, 1995, until the Company's obligation with respect to such principal sum shall be discharged. The principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Twenty-Seventh Supplemental Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the May 15 or November 15 next preceding such June 1 or December 1. Notwithstanding anything in the Original Indenture or this Supplemental Indenture to the contrary, so long as the bonds of this series are in a book-entry only system, payment of principal of and interest on this bond will be in accordance with arrangements with The Depository Trust Company, a New York corporation ("DTC").

           Reference is made to the further provisions of this bond set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by Harris Trust and Savings Bank, or its successor, as a Trustee under the Indenture referred to on the reverse hereof.

           IN WITNESS WHEREOF, THE EMPIRE DISTRICT ELECTRIC COMPANY has caused this bond to be signed in its name by the facsimile signature of its President or a Vice President, and its corporate seal to be imprinted hereon and attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated:

                              THE    EMPIRE   DISTRICT   ELECTRIC
                              COMPANY,


                              By
                                             President.

Attest:




                    Secretary.


                        [FORM OF BOND]
                           [REVERSE]


           This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned may afford additional security for the bonds of any particular series) by a certain indenture of mortgage and deed of trust, dated as of September 1, 1944, made by the Company to Harris Trust and Savings Bank and The Joplin National Bank and Trust Company (now Mercantile Bank of Joplin), as Trustees (hereinafter called the "Trustees"), and certain indentures supplemental thereto, including a Third Supplemental Indenture, a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture, a Fourteenth Supplemental Indenture, a Twenty-Fourth Supplemental Indenture and a Twenty-Seventh Supplemental Indenture (dated respectively as of December 1, 1950, February 1, 1968, April 1, 1969, May 1, 1970,
September 15, 1983, March 1, 1994 and June 1, 1995) made by the Company to the Trustees (said indenture of mortgage and deed of trust and all indentures supplemental thereto being hereinafter collectively called the "Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustees, and the holders of said bonds, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture, including the provisions permitting the issuance of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by, and as provided in, the Indenture, the rights and obligations of the Company and of the holders of said bonds may be changed and modified, with the consent of the Company, by the holders of at least 60% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture, or in the event that one or more but less than all of the series of bonds then outstanding are affected by such change or modification, by the holders of 60% in aggregate principal amount of the outstanding bonds of such one or more series so affected. Without the consent of the holder hereof no change or modification of the rights and obligations of the Company and of the holders of the bonds shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the principal amount hereof or the rate of interest hereon or will otherwise modify the terms of payment of such principal or interest (other than changes in any sinking or other fund) or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of such bondholder's bonds, subject to certain exceptions, or will reduce the percentage of bonds required for the aforesaid action under the Indenture. This bond is one of a series of bonds designated as the First Mortgage Bonds, 7-3/4% Series due 2025, of the Company.

           The bonds of this series are subject to redemption prior to maturity, upon not less than 30 nor more than 60 days' prior notice, all as more fully provided in the Indenture, at the option of the Company, at any time on and after June 1, 2005, as a whole or from time to time in part, at the principal amount thereof, with accrued interest to the date fixed for redemption and the applicable premium (expressed as a percentage of the principal amount) set forth in the table below for the twelve-month period beginning June 1 in the appropriate year under the heading "Redemption Premium":

                                                       Redemption
Redemption
    Year                Premium       Year                Premium

    2005                 3.8750%      2010                1.9375%
    2006                 3.4875       2011                1.5500
    2007                 3.1000       2012                1.1625
    2008                 2.7125       2013                0.7750
    2009                 2.3250       2014                0.3875

; and without premium if redeemed on or after June 1, 2015.

          If this bond shall be called for redemption in whole or in part, and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereon (or on the portion hereof to be redeemed) from and after the date of redemption fixed in the notice thereof.

           The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

           This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond, and thereupon a new bond of this series, for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture. If this bond is transferred or exchanged between a record date, as defined in the aforementioned Twenty-Seventh Supplemental Indenture, and the interest payment date in respect thereof, the new bond or bonds will bear interest from such interest payment date unless the interest payable on such date is not duly paid or provided for on such date. The Company and the Trustees and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series in authorized denominations, of the same aggregate principal amount, all as provided in the Indenture. Upon each such transfer or exchange the Company may require the payment of any stamp or other tax or governmental charge incident thereto.

          No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustees or either of them, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

           Whenever the beneficial ownership of this Bond is determined by a book-entry at a securities depository for the Bonds, the foregoing requirements of holding, delivering or transferring this Bond shall be modified to require the appropriate person or entity to meet the requirements of the securities depository as to registering or transferring the book-entry to produce the same effect.



  [FORM OF PRINCIPAL TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                              HARRIS TRUST AND SAVINGS BANK,
                                                   As Trustee,

                              By

                                             Authorized Officer
and

          WHEREAS the Company represents that all acts and things necessary have happened, been done, and been performed, to make the First Mortgage Bonds, 7-3/4% Series due 2025, when duly executed by the Company and authenticated by the Principal Trustee, and duly issued, the valid, binding and legal obligations of the Company, and to make the Original Indenture, the aforementioned twenty-six Supplemental Indentures and this Supplemental Indenture valid and binding instruments for the security thereof, in accordance with their terms;

            NOW,   THEREFORE,  THIS  TWENTY-SEVENTH  SUPPLEMENTAL
INDENTURE WITNESSETH: That The Empire District Electric Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and the interest on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons attached thereto, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Harris Trust and Savings Bank and Mercantile Bank of Joplin, as Trustees, and their respective successor or successors in the trust, and its or their assigns forever, the following property, with the same force and effect and subject to the same reservations and exceptions, as though specifically described in the granting clauses of the Original Indenture, that is to say:

               SUBSTATIONS AND SWITCHING STATIONS
                     Taney County, Missouri

1.   Land for New Riverside Substation #438:

          Land located in the County of Taney, State of Missouri:

          ALL THAT PART OF THE N 1/2 OF THE NE 1/4 OF SECTION 24, TOWNSHIP 22, RANGE 22, DESCRIBED AS BEGINNING AT THE NE CORNER OF SAID N 1/2 NE 1/4, THENCE SOUTH ALONG THE EAST LINE THEREOF 400 FEET; THENCE WEST 300 FEET; THENCE NORTH 400 FEET TO THE NORTH LINE OF SAID NE 1/4; THENCE EAST 300 FEET ALONG SAID NORTH LINE TO THE POINT OF BEGINNING.

           ALSO all other property, whether real, personal or mixed (except as in the Original Indenture expressly excepted) of every nature and kind and wheresoever situated now owned or hereafter acquired by the Company;

            TOGETHER   with  all  and  singular  the   tenements,
hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of 8.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property, and every part and parcel thereof;

           SUBJECT, HOWEVER, to permitted encumbrances as defined in the Original Indenture and, as to any property hereafter acquired by the Company, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article 12 of the Original Indenture.

           TO HAVE AND TO HOLD the same, unto the Trustees and their and each of their respective successors and assigns forever;

           IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, so that the same shall be held specifically by the Trustees under and subject to the terms of the Indenture in the same manner and for the same trusts, uses and purposes as if said properties had been specifically contained and described in the Original Indenture;

           PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the bonds the principal and interest, and premium, if any, to become due in respect thereof at the times and in the manner stipulated therein and in the Indenture and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

           AND THE COMPANY, for itself and its successors, does hereby covenant and agree to and with the Trustees, for the benefit of those who shall hold the bonds and the coupons appertaining thereto, or any of them, issued or to be issued under the Indenture, as follows:


                           ARTICLE I

        CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
                     7-3/4% SERIES DUE 2025

           Section 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 7-3/4% Series due 2025 (hereinafter sometimes called the "Bonds of the New Series" or "Bonds"). The Bonds of the New Series shall be limited to an aggregate principal amount of Thirty Million Dollars ($30,000,000), excluding any Bonds of the New Series which may be authenticated in lieu of or in substitution or exchange for other Bonds of the New Series pursuant to the provisions of Article 2 or of 15.09 of the Original Indenture. Said Bonds and the certificate of authentication of the Principal Trustee to be endorsed upon the Bonds shall be substantially in the forms hereinbefore recited, respectively. Each Bond shall be dated as of the date of its authentication and all Bonds of the New Series shall mature June 1, 2025 and shall bear interest at the rate of 7-3/4% per annum, payable semi-annually on June 1 and December 1 in each year, commencing December 1, 1995; both principal and interest shall be payable at the office or agency of the Company in the City of Chicago, Illinois, and in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

           The holder of any Bond on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such

Bond upon any exchange or transfer thereof subsequent to the record date and prior to such interest payment date, except if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued upon transfer or exchange thereof) is registered on a date fixed by the Company, which shall be not more than 15 and not less than 10 days before the date of payment of such defaulted interest. The term "record date" as used in this Section with respect to any interest payment date shall mean the close of business on the May 15 or November 15, as the case may be, next preceding such interest payment date, whether or not such May 15 or November 15 shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois are authorized by law to remain closed.

           Bonds  of the New Series shall be registered Bonds  in
book-entry form or in definitive form without coupons in denominations of $1,000 and any integral multiple of $1,000 which may be executed by the Company and delivered to the Principal Trustee for authentication and delivery.

           The Bonds of the New Series shall be registrable and interchangeable at the office or agency of the Company in the City of Chicago, Illinois, in the manner and upon the terms set forth in 2.05 of the Original Indenture, upon payment of such an amount as shall be sufficient to reimburse the Company for, or to pay, any stamp or other tax or governmental charge incident thereto.

            Notwithstanding  the  provisions  of   2.08  of   the
Original Indenture, no service or other charge will be made for any exchange or transfer of any Bond of the New Series.

          If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Indenture to the contrary, unless the Company shall otherwise direct (which direction shall promptly be given at the written request of The Depository Trust Company ("DTC")), all Bonds of the New Series shall be registered in the name of Cede & Co., as nominee of DTC, as registered owner of the Bonds of the New Series, and held in the custody of DTC. Unless otherwise requested by DTC, a single
certificate  will  be issued and delivered  to  DTC.   Beneficial
owners of Bonds of the New Series will not receive physical delivery of Bond certificates except as hereinafter provided. For so long as DTC shall continue to serve as securities depository for the Bonds of the New Series as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds of the New Series is to receive, hold or deliver any Bond certificate.

           With respect to Bonds of the New Series registered in the name of Cede & Co., as nominee of DTC, the Trustees and the Company shall have no responsibility or obligation to the securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC participants ("DTC Participants") or to any person on whose behalf a DTC Participant holds an interest in the Bonds of the New Series. Without limiting the immediately preceding sentence, the Trustees and the Company shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the

Bonds of the New Series, (ii) the delivery to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any notice with respect to the Bonds of the New Series, including any notice of redemption, or
(iii) the payment to any DTC Participant or any other person, other than the registered owner of the Bonds of the New Series, of any amount with respect to principal of or premium, if any, or interest on the Bonds of the New Series.

          If the Bonds of the New Series are to be issued in book-entry form only, replacement Bonds may be issued directly to beneficial owners of Bonds of the New Series other than DTC, or its nominee, but only in the event that (i) DTC determines not to continue to act as securities depository for the Bonds of the New Series (which determination shall become effective by the giving of reasonable notice to the Company or the Principal Trustee); or
(ii) the Company has advised DTC of its determination (which determination is conclusive as to DTC and beneficial owners of the Bonds of the New Series) to terminate the services of DTC as securities depository for the Bonds of the New Series; or
(iii)   the  Company  has  determined  (which  determination   is
conclusive as to DTC and the beneficial owners of the Bonds of the New Series) that the interests of the beneficial owners of the Bonds of the New Series might be adversely affected if such book-entry only system of transfer is continued. Upon occurrence of the event set forth in (i) above, the Company shall use its best efforts to attempt to locate another qualified securities
depository.   If  the Company fails to locate  another  qualified
securities depository to replace DTC, the Company shall direct the Principal Trustee to cause to be authenticated and delivered replacement Bonds of the New Series, in certificated form, to the beneficial owners of the Bonds of the New Series. In the event that the Company makes the determination described in (ii) or
(iii) above (provided that the Company undertakes no obligation to make any investigation to determine the occurrence of any
events   that  would  permit  the  Company  to  make   any   such
determination), and has made provisions to notify the beneficial owners of Bonds of the New Series of such determination by mailing an appropriate notice to DTC, the Company shall cause to be issued replacement Bonds of the New Series in certificated form to beneficial owners of the Bonds of the New Series as shown on the records of DTC provided to the Trustee and the Company.

           Whenever, during the term of the Bonds of the New Series, the beneficial ownership thereof is determined by a book-entry at DTC, the requirements in the Original Indenture or this Supplemental Indenture relating to holding, delivering or transferring Bonds or selection of Bonds to be redeemed shall be deemed modified to require the appropriate person or entity to meet the requirements of DTC as to registering or transferring the book-entry to produce the same effect.

          If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the contrary, all Bonds of the New Series issued hereunder, if DTC so requires, shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          If the Bonds of the New Series are to be issued in book-entry form only, the Company and the Principal Trustee shall enter into a letter of representations with DTC to implement the book-entry only system of Bond registration described above.

           If at any time DTC ceases to hold the Bonds of the New
Series, all references herein to DTC shall be of no further force or effect.

           Section  2.  The Bonds of the New Series described  in
Section 1 of this Article, in the aggregate principal amount of Thirty Million Dollars ($30,000,000), shall be executed by the Company and delivered to the Principal Trustee and, upon compliance with all the provisions and requirements of the Original Indenture in respect thereof, all or any portion of the Bonds of the New Series may, from time to time, be authenticated by the Principal Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.


                          ARTICLE II

             Redemption of Bonds of the New Series

           Section 1. The Bonds of the New Series, in the manner provided in Article 5 of the Original Indenture, shall be redeemable at any time on or after June 1, 2005, and prior to maturity, in whole or in part, at the option of the Company, at the principal amount of the Bonds so to be redeemed and accrued interest to the date fixed for redemption together with any applicable premium as specified under the heading "Redemption Premium" in the form of Bond set forth in this Supplemental Indenture. The Bonds of the New Series shall not be redeemable through the operation of any sinking fund.

           Section 2. The provisions of 5.03, 5.04 and 5.05 of the Original Indenture shall be applicable to Bonds of the New Series. The principal amount of Bonds of the New Series registered in the name of any holder and to be redeemed on any partial redemption shall be $1,000, or a multiple thereof.

           Section 3. The holder of each and every Bond of the New Series issued hereunder hereby, and by accepting the Bond, agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article II.


                          ARTICLE III

           No Sinking and Improvement Funds for Bonds
                       of the New Series

           There shall be no Sinking and Improvement Fund for the Bonds of the New Series.

                           ARTICLE IV

                       Dividend Covenants

           The Company hereby covenants that, so long as any of the Bonds of the New Series shall remain outstanding, the covenants and agreements of the Company set forth in Section 4.11 of the Original Indenture as heretofore supplemented shall be and remain in full force and effect and be duly observed and complied with by the Company, notwithstanding that no First Mortgage Bonds, 3-1/2 % Series due 1969, remain outstanding.


                           ARTICLE V

                          The Trustees

            The Trustees accept the trusts created by this Supplemental Indenture upon the terms and conditions hereof and agree to perform such trusts upon the terms and conditions set forth in the Original Indenture as heretofore supplemented and in this Supplemental Indenture set forth. In general, each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.


                           ARTICLE VI

                    Miscellaneous Provisions

           Section 1. If the date for making any payment of principal or interest or premium or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized  by  law  to remain closed, with the  same  force  and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.

           Section 2. The Original Indenture as heretofore and hereby supplemented and amended is in all respects ratified and confirmed; and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Original Indenture as heretofore supplemented on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All terms defined in
Article 1 of the Original Indenture, as heretofore supplemented, for all purposes of this Supplemental Indenture, shall have the meanings therein specified, unless the context otherwise requires.

            Section  3.   This  Supplemental  Indenture  may   be
simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

           Section 4. Nothing in this Supplemental Indenture contained, shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustees any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.
           IN WITNESS WHEREOF, The Empire District Electric Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and Harris Trust and Savings Bank and Mercantile Bank of Joplin, parties of the second part, have each caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf, all as of the day and year first above written.

                              The    Empire   District   Electric
                              Company

                              By       /s   V.E. Brill
                              Name: V.E. Brill
                                  Title: Vice President-Finance

[Corporate Seal]

Attest:


/s/ G.C. Hunter
Name: G.C. Hunter
Title: Secretary-Treasurer

Signed, sealed and delivered by
 The Empire District Electric
 Company in the presence of:



/s/ D.W. Gibson
Name: D.W. Gibson



/s/ K.S. Walters
Name: K.S. Walters

                                        Harris  Trust and Savings
                                        Bank,
                                        as Trustee,

                                        By /s/ F.A. Pierson
                                            Name: F.A. Pierson
                                            Title: Vice President
                                                 [Corporate Seal]


Attest:



/s/ C. Potter
Name: C. Potter
Title: Assistant Secretary

Signed, sealed and delivered by
 Harris Trust and Savings
 Bank in the presence of:


/s/ F. Daguinsin
Name: F. Daguinsin


/s/ R. Johnson
Name: R. Johnson

                                        Mercantile    Bank     of
                                        Joplin,
                                        as Trustee,

                                        By /s/ Douglas Hauser
                                            Name: Douglas Hauser
                                            Title: Vice President


[Corporate Seal]


Attest:


/s/ C.E. Jardon
Name: C.E. Jardon
Title: Secretary

Signed, sealed and delivered by
 Mercantile Bank of Joplin
 in the presence of:



/s/ D.W. Gibson
Name: D.W. Gibson



/s/ K.S. Walters
Name: K.S. Walters

State of Missouri
               } SS.:
County of Jasper

          Be It Remembered, and I do hereby certify, that on this 1st day of June, 1995, before me, a Notary Public in and for the County and State aforesaid, personally appeared V.E. Brill, the Vice President-Finance of The Empire District Electric Company, a Kansas corporation, and G.C. Hunter, the Secretary-Treasurer of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President-Finance and
Secretary-Treasurer, respectively, and as the persons who subscribed the name and affixed the seal of said The Empire District Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President-Finance and Secretary-Treasurer, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

           And the said V.E. Brill and G.C. Hunter, being each duly sworn by me, severally deposed and said: that they reside in the City of Joplin, Missouri and Webb City, Missouri, respectively; that they were at that time Vice President-Finance and Secretary-Treasurer, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Secretary-Treasurer, and the said instrument was signed by said Vice President-Finance, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

           In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

          My commission expires February 3, 1998.

          [Notary Seal]


                                        /s/ Linda S. Johnson
                                           Linda S. Johnson
                                           Notary Public

State of Illinois
               } SS.:
County of Cook

           Be It Remembered, and I do hereby certify, that on the 1st day of June, 1995, before me, a Notary Public in and for the County and State aforesaid, personally appeared F.A. Pierson, Vice President of Harris Trust and Savings Bank, an Illinois corporation, and C. Potter, Assistant Secretary of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said Harris Trust and Savings Bank, one of the makers thereof, to the foregoing instrument as its Vice President and Assistant Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

           And the said F.A. Pierson and C. Potter, being each duly sworn by me, severally deposed and said: that they reside in Chicago, Illinois, that they were at that time respectively Vice President and Assistant Secretary, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Assistant Secretary, and the said instrument was signed by said Vice President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

           In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

          My commission expires December 14, 1997.

          [Notary Seal]


                                        /s/ Kimberly Lange
                                             Kimberly Lange
                                             Notary Public

State of Missouri
               } SS.:
County of Jasper

          Be It Remembered, and I do hereby certify, that on this 1st day of June, 1995, before me, a Notary Public in and for the County and State aforesaid, personally appeared Douglas Hauser, Vice President of Mercantile Bank of Joplin, a bank organized under the laws of the State of Missouri, and C.E. Jardon, Secretary of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said Mercantile Bank of Joplin, one of the makers thereof, to the foregoing instrument as its Vice President and Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

          And the said Douglas Hauser and C.E. Jardon, being each duly sworn by me, severally deposed and said: that they reside in the City of Joplin, Missouri; that they were at the time respectively Vice President and Secretary of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Secretary, and the said instrument was signed by said Vice President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

           In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

          My commission expires March 10, 1997.

          [Notary Seal]



                                        /s/ Andrena W. Roark
                                             Andrena W. Roark
                                             Notary Public